UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2008

INDEPENDENCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-132258
(Commission File Number)

20-3866475
(IRS Employer Identification No.)

250 - 5135 Camino Al Norte, North Las Vegas, NV 89031
(Address of principal executive offices and Zip Code)

(702)441-0447
Registrant's telephone number, including area code

OLIVER CREEK RESOURCES INC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 12, 2008, we effected a 12 for one forward stock split of our issued and outstanding common stock. As a result, our authorized capital remains at 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 2,000,000 shares of common stock to 24,000,000 shares of common stock.

Also effective August 12, 2008, we have changed our name from “Oliver Creek Resources Inc.” to “Independence Energy Corp.”. The change of name was approved by our directors and a majority of our shareholders.

Item 7.01 Regulation FD Disclosure

The name change, forward stock split and reduction of authorized capital became effective with the Over-the-Counter Bulletin Board at the opening for trading on August 12, 2008 under the new stock symbol “IDNG”. Our new CUSIP number is 45343Y 106.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Change with respect to the forward stock split

3.02	Certificate of Amendment with respect to the change of name

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.

/s/ Bruce Thomson
Bruce Thomson
President

Date: August 14, 2008